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                                                                   EXHIBIT 10.27


                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 28th day of August, 2001, by and among Infonautics, Inc., a Pennsylvania corporation (the "Company"), and the investors listed on Exhibit A hereto, referred to hereinafter as the "Investors" and each individually as an "Investor."

                               W I T N E S S E T H

     WHEREAS, the Investors hold shares of capital stock of Tucows Inc., a Delaware corporation ("Tucows");

     WHEREAS, the Company, Tucows and TAC Merger Sub Corporation, a Delaware corporation, have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 27, 2001;

     WHEREAS, under the Merger Agreement, Tucows and TAC will merge and Tucows will become a direct wholly-owned subsidiary of the Company and the Company will issue approximately 60,054,100 shares of its Common Stock, no par value ("Common Stock"), and options in exchange for all outstanding capital stock and options of Tucows;

     WHEREAS, under the Merger Agreement, the Company has agreed to enter into a registration rights agreement with the Investors to grant them certain registration rights with respect to the shares of Common Stock acquired by them pursuant to the terms of the Merger Agreement; and

     WHEREAS, the parties desire to enter into this Agreement in order to grant the registration rights to the Investors as set forth below;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

     1.1 DEFINITIONS. For purposes of this Section 1:

          (a) The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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          (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
     Section 1.13 hereof.

          (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (e) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (f) The term "Registrable Securities" means (i) the Common Stock issuable to the Investors pursuant to the terms of the Merger Agreement,
     (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, and (iii) the Common Stock issuable to certain Investors pursuant to the terms of that certain Escrow Agreement, dated as of August 21, 2001, between Tucows and the stockholders of Tucows. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144, any securities sold in a private transaction in which the transferor's rights under
     Section 1 of this Agreement are not assigned, or any securities that may be sold pursuant to Rule 144(k) under the Securities Act. In addition, Registrable Securities shall not include any Registrable Securities held by and issuable to any Holder, and all registration rights with respect thereto shall terminate, if all Registrable Securities held by or issuable to such Holder may be sold under Rule 144 during any ninety period without limitation as to volume.

          (g) The number of shares of "Registrable Securities then outstanding" at any time shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          (h) The term "SEC" shall mean the Securities and Exchange Commission.

1.2 REQUEST FOR REGISTRATION.

     (a) Subject to the conditions of this Section 1.2, if the Company shall receive, at any time following the date that is three (3) months after the date of this Agreement, a written request from any Holder or Holders (the "Initiating Holders") that the Company file a registration statement under the Act, then the Company shall, within thirty (30) days of the receipt thereof,


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give written notice of such request to all Holders (the "Demand Notice"), and subject to the limitations of this Section 1.2, file, as soon as practicable, and in any event within sixty (60) days of the receipt of such request, a registration statement under the Act covering all Registrable Securities with respect to which the Company has received written requests for inclusion within fifteen (15) days after the Company has given the Demand Notice.

     (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 1.2(a) and the Company shall include such information in the Demand Notice. The underwriter will be selected by the Company and shall be reasonably acceptable to the Initiating Holders. In such event, the right of any Holder to include his or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a PRO RATA basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

     (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

     (d) Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 1.2 if: (i) Holders requesting a registration statement pursuant to this Section 1.2, propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $10 million; (ii) if the Company has, within the twelve (12) month period preceding the Initiating Holders written request contemplated by Subsection 1.2(a), already effected two
(2) registrations for the Holders


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pursuant to this Section 1.2; or (iii) in any particular jurisdiction which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration.

     (e) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

          (i) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration contemplated by Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

1.3 COMPANY REGISTRATION.

     (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on Form S-3 or on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities to the public or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement


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has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act, or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.


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     (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

     (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder, or if Company counsel does not make itself available for this purpose, the reasonable fees and disbursements of one counsel for the selling Holders) will be paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expense) unless at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change (whereupon the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2).


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1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder (provided that, if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them), but excluding underwriting discounts and commissions relating to such Registrable Securities.

1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock or other securities, the Company shall not be required under Section 1.3 to include any Holder's Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold (in addition to those securities to be sold by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders).

1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements


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thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) and the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other securityholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) and provided further that in no event shall any indemnity under this Subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, where representation of such indemnified party(s) by the counsel


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retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party(s) and the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to such indemnified party otherwise than under this Section 1.10.

     (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 REPORTS UNDER THE 1934 ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

     (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the


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reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a portion of the Registrable Securities owned by such Holder or Holders, the Company will:

     (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

     (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $250,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested as soon as practicable after receipt of the request of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling

Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with such disposition of Registrable Securities and other securities, shall be paid by the Company.

1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related securities), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.14 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

     (a) such agreement shall be applicable only to the first two such registration statements of the Company after the date of this Agreement which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

     (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

     (c) such market stand-off time period shall not exceed one hundred eighty
(180) days.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     Notwithstanding the foregoing, the obligations described in this Section
1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar form which may be promulgated in the future.

1.15 TERMINATION OF REGISTRATION RIGHTS.

     (a) No Holder shall be entitled to exercise any right provided for in this
Section 1 after August 28, 2005.

     (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.15(b) shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company.

2. MISCELLANEOUS.

2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within Pennsylvania.

2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

2.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.7 AMENDMENTS AND WAIVERS. This Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities, and any such amendment or modification shall be binding upon each Holder who did not consent in writing thereto; provided that any amendment or modification which materially and adversely affects the rights of any Holder in a manner that is materially different from any other Holder shall require the written consent of such adversely affected Holder. Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities, and any such waiver shall be binding upon each Holder who did not consent in writing thereto; provided that any waiver which materially and adversely affects the rights of any Holder in a manner that is materially different from any other Holder shall require the written consent of such adversely affected Holder. For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

2.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.9 AGGREGATION OF STOCK. All Registrable Securities held or acquired by affiliated entities or persons any Holder shall be aggregated together with the Registrable Securities held by such Holder for the purpose of determining the availability of any rights under this Agreement, and such affiliated entities or persons and such Holder shall be deemed to be one Holder for all purposes.

2.10 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                    INFONAUTICS, INC.



                                    By: /s/ Van Morris
                                        ----------------------------------------

                                    Name: Van Morris
                                          --------------------------------------

                                    Title: Chief Executive Officer and President
                                           -------------------------------------

                                    ADDRESS:

                                    590 North Gulph Road
                                    King of Prussia, Pennsylvania  19406

         ADDITIONAL SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

     The undersigned, being one of the Investors identified in the Agreement, has executed this Agreement as of the date first above written.



                                    PARMAN HOLDING CORP.



                                    By: /s/ P. Veenendaal
                                        ----------------------------------------

                                    Name: P. Veenendaal
                                          --------------------------------------

                                    Title: Attorney in Fact
                                           -------------------------------------


                                    ADDRESS:

                                    c/o ONYX Financial Advisors SA
                                    25, Voie Des Traz
                                    Chambre 1101
                                    Port Franc, Batiment Aerogare Fret
                                    1211 Geneva 5, Switzerland

         ADDITIONAL SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

     The undersigned, being one of the Investors identified in the Agreement, has executed this Agreement as of the date first above written.



                                    By: /s/ Yossi Vardi
                                        ----------------------------------------

                                    Name: Yossi Vardi
                                          --------------------------------------


                                    ADDRESS:

                                    12 Shamir Street
                                    Tel Aviv, Israel, 69693

         ADDITIONAL SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

     The undersigned, being one of the Investors identified in the Agreement, has executed this Agreement as of the date first above written.



                                    REDEL INC.



                                    By: /s/ P. Veenendaal
                                        ----------------------------------------

                                    Name: P. Veenendaal
                                          --------------------------------------

                                    Title: Attorney in Fact
                                           -------------------------------------


                                    ADDRESS:

                                    c/o ONYX Financial Advisors SA
                                    25, Voie Des Traz
                                    Chambre 1101
                                    Port Franc, Batiment Aerogare Fret
                                    1211 Geneva 5, Switzerland

         ADDITIONAL SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

     The undersigned, being one of the Investors identified in the Agreement, has executed this Agreement as of the date first above written.



                                    POALIM NECHASIM (MENAYOT) LTD.



                                    By: /s/ Yacov Elinav         /s/ Zali Guter
                                        ----------------------------------------

                                    Name: Yacov Elinav           Zali Guter
                                          --------------------------------------

                                    Title:
                                           -------------------------------------



                                    ADDRESS:

                                    50 Rothschild Blvd.
                                    Tel Aviv, Israel

         ADDITIONAL SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

     The undersigned, being one of the Investors identified in the Agreement, has executed this Agreement as of the date first above written.



                                    EUROCOM COMMUNICATIONS LTD.



                                    By: /s/ Shaul Elovitch
                                        ----------------------------------------

                                    Name: Shaul Elovitch
                                          --------------------------------------

                                    Title: Chairman
                                           -------------------------------------



                                    ADDRESS:

                                    2 Dov Friedman St.
                                    Ramat-Gan, 52141
                                    Israel

         ADDITIONAL SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

     The undersigned, being one of the Investors identified in the Agreement, has executed this Agreement as of the date first above written.



                                    XDL U.S. HOLDINGS INC.



                                    By: /s/ David Latner
                                        ----------------------------------------

                                    Name: David Latner
                                          --------------------------------------

                                    Title: A.S.O.
                                           -------------------------------------



                                    ADDRESS:

                                    30 St. Clair Avenue West
                                    Toronto, ON  M4V 3A1
                                    Canada

         ADDITIONAL SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

     The undersigned, being one of the Investors identified in the Agreement, has executed this Agreement as of the date first above written.



                                    FIBI INVESTMENT HOUSE LTD.



                                    By: /s/ Zeev Feldman
                                        ----------------------------------------

                                    Name: Zeev Feldman
                                          --------------------------------------

                                    Title: C.E.O.
                                           -------------------------------------



                                    ADDRESS:

                                    Shalom Tower
                                    9 Ahad Ha'am Street
                                    Tel Aviv 61290, Israel

         ADDITIONAL SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

     The undersigned, being one of the Investors identified in the Agreement, has executed this Agreement as of the date first above written.



                                    STI VENTURES N.V.



                                    By: /s/ P.N. Blauw
                                        ----------------------------------------

                                    Name: P.N. Blauw
                                          --------------------------------------

                                    Title: Director
                                           -------------------------------------



                                    ADDRESS:

                                    c/o STI Ventures Advisors (Israel) Ltd.
                                    Herzlia Business Park
                                    85 Medinat Hayehudim St., 13th Floor
                                    Herzlyiah Pituah, 46140, Israel

         ADDITIONAL SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

     The undersigned, being one of the Investors identified in the Agreement, has executed this Agreement as of the date first above written.



                                    SCORPIO COMMUNICATIONS LTD.



                                    By: /s/ Jeffrey Levine
                                        ----------------------------------------

                                    Name: Jeffrey Levine
                                          --------------------------------------

                                    Title: C.F.O.
                                           -------------------------------------



                                    ADDRESS:

                                    c/o STI Ventures Advisors (Israel) Ltd.
                                    Herzlia Business Park
                                    85 Medinat Hayehudim St., 13th Floor
                                    Herzlyiah Pituah, 46140, Israel

                                    EXHIBIT A

                                LIST OF INVESTORS

1. Parman Holding Corp.

2. Yossi Vardi

3. Redel Inc.

4. Poalim Nechasim (Menayot) Ltd.

5. Eurocom Communications Ltd.

6. XDL U.S. Holdings Inc.

7. FIBI Investment House Ltd.

8. STI Ventures N.V.

9. Scorpio Communications Ltd.